SCHEDULE 2

WORLDWIDE NETWORK OF SUBCUSTODIANS

COUNTRY                       SUBCUSTODIAN

Argentina                           Citibank, N.A.
Australia                            National Australia Bank Limited
Austria                               UniCredit Bank Austria AG
Bahrain                              HSBC Bank Middle East Limited
Bangladesh                         Standard Chartered Bank Bangladesh
Belgium                              ING Belgium SA/NV
Benin                                 Société Générale de Banques en Côte d’lvoire
Bermuda                            Bank of Bermuda Limited
Botswana                           Barclays Bank of Botswana Ltd.
Brazil                                  Citibank, N.A.
Bulgaria                              ING Bank N.V.
Burkina Faso                       Société Générale de Banques en Côte d’lvoire
Canada                               CIBC Mellon Trust Company
Cayman Islands                   The Bank of New York New York Mellon
Channel Islands                   The Bank of New York Mellon
Chile                                   Banco Itau S.A. (Chile)
Chile                                   Banco de Chile
China

 (Shanghai and Shenzhen)     HSBC Bank (China) Company Limited
Colombia                             Cititrust Colombia S.A.
Costa Rica                           Banco BCT
Croatia                                 Privredna banka Zabreb d.d.
Cyprus                                 EFG Eurobank Ergasias S.A.
Czech Republic                     ING Bank N.V.
Denmark                              Danske Bank A/S
Ecuador                                Banco de la Produccion SA
Egypt                                    HSBC Bank Egypt S.A.E.
Estonia                                  SEB Bank AS
Euromarket                           Clearstream Banking Luxembourg S.A.
Euromarket                           Euroclear Bank
Finland                                  Skandinaviska Enskilda Banken AB (publ) Helsinki Branch
France                                  BNP Paribas Securities Services
France                                  CACEIS
Germany                               BHF-Bank AG
Ghana                                   Barclays Bank of Ghana Ltd.
Greece                                  EFG Eurobank Ergasias S.A.
Guinea Bissau                       Société Générale de Banques en Côte d’lvoire
Hong Kong                           The Hongkong and Shanghai Banking Corporation, Limited
Hungary                                ING Bank Zrt.
Iceland                                  New Landsbanki Islands hf
India                                      Deutsche Bank AG
India                                      The Hongkong and Shanghai Banking Corporation, Limited
Indonesia                               The Hongkong and Shanghai Banking Corporation, Limited
Ireland                                   The Bank of New York Mellon, London
Israel                                     Bank Hapoalim B.M.
Italy                                       Intesa Sanpaolo S.p.A
Ivory Coast                            Société Générale de Banques en Côte d’lvoire - Abidjian
Japan                                     The Bank of Tokyo-Mitsubishi UFJ Ltd.
Japan                                     Mizuho Corporate Bank, Limited
Jordan                                    HSBC Bank Middle East Limited
Kazakhstan                            HSBC Bank Kazakhstan
Kenya                                    Barclays Bank of Kenya Limited
Kuwait                                   HSBC Bank Middle East Ltd.
Latvia                                    AS SEB banka
Lebanon                                 HSBC Bank Middle East Limited
Lithuania                                SEB Bankas AB
Luxembourg                           Banque et Caisse d’Epargne de l’Etat
Malaysia                                 HSBC Bank Malaysia Berhad
Mali                                        Société Générale de Banques en Côte d’lvoire
Malta                                      HSBC Bank Malta plc
Mauritius                                 The Hongkong and Shanghai Banking Corporation Limited
Mexico                                    Banco Nacional de Mexico
Morocco                                  Citibank Maghreb
Namibia                                   Standard Bank Namibia Ltd.
Netherlands                             BNY Mellon Asset Servicing B.V.
New Zealand                           National Australia Bank
Niger                                       Société Générale de Banques en Côte d’lvoire
Nigeria                                    Stanbic IBTC Bank Plc
Norway                                   DnB NOR Bank ASA
Oman                                      HSBC Bank Middle East Limited
Pakistan                                   Deutsche Bank AG Karachi.
Palestinian Autonomous Area    HSBC Bank Middle East, Ramallah
Panama                                    HSBC Bank (Panama) S.A.
Peru                                         Citibank del Peru
Philippines                                The Hongkong and Shanghai Banking Corporation, Limited
Poland                                      ING Bank Slaski
Portugal                                    Banco Comercial Português, S.A.
Qatar                                        HSBC Bank Middle East Limited, Doha
Romania                                    ING Bank N.V.

Russia                                       ING Bank (Eurasia) ZAO

Russia                                       Vneshtorgbanke (MinFin Bonds only)

Saudi Arabia                              SABB Securities Limited

Senegal                                      Société Générale de Banques en Côte d’lvoire
Serbia                                        UniCredit Bank Austria
Singapore                                   United Overseas Bank Limited
Singapore                                   DBS Bank Ltd.
Slovak Republic                          ING Bank N.V.
Slovenia                                     UniCredit Banka Slovenia d.d.
South Africa                               Standard Bank
South Korea                               The Hongkong and Shanghai Banking Corporation, Limited
Spain                                          Banco Bilbao Vizcaya Argentaria S.A.
Spain                                          Santander Investment Services, S.A.
Sri Lanka                                    The Hongkong and Shanghai Banking Corporation, Limited
Swaziland                                   Standard Bank Swaziland Limited
Sweden                                      Skandinaviska Enskilda Banken
Switzerland                                 Credit Suisse, Zurich
Switzerland                                 UBS
Taiwan                                       Standard Chartered Bank (Taiwan) Limited
Thailand                                      The Hongkong and Shanghai Banking Corporation, Limited/
Thailand                                      Bangkok Bank Public Company Ltd.
Togo                                           Société Générale de Banques en Côte d’lvoire
Trinidad & Tobago                       Republic Bank Limited
Tunisia                                        Banque Internationale Arabe de Tunisie
Turkey                                        Deutsche Bank NA
Uganda                                       Barclays Bank of Uganda Ltd.
Ukraine                                       ING Bank Ukraine
United Arab Emirates                   HSBC Bank Middle East Limited, Dubai
United Kingdom                           The Bank of New York Mellon
United Kingdom                           Deutsche Bank AG (The Depository & Clearing Centre)
United States                               The Bank of New York Mellon
Uruguay                                      Banco Itau Uruguay S.A.
Venezuela                                    Citibank, N.A.

Vietnam                                       HSBC Bank (Vietnam) Ltd.
Zambia                                         Barclays Bank of Zambia Limited
Zimbabwe                                    Barclays Bank of Zimbabwe Limited

Revised 5/1/09